ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090386633-10
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/28/2009 7:30 AM
	Entity Number E0240642009-9

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Maxway Industries, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Business Filings Incorporated (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 6100 Neil Road, Suite 500 (Street Address) Reno (City) Nevada 89511 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 Par value per share: $ 0.0001 Number of shares without par value: N/A
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Xu Huang (Name) 405, No.6 Sha Jia Xiang, Chengnan Rd (Street Address) Changsha (City) China (State) 410001 (Zip Code) 2) Min Zhou (Name) 311, Plaza 11,Wu Yi East Village (Street Address) Changsha (City) China (State) 410001 (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: To engage in any and all lawful business activities permitted under the Nevada law.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Bin Zhou (Name) X [signature] Incorporator Signature 401 Broadway Suite 1708 (Address) New York (City) NY (State) 10013 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X Mary J. Spalinger, Asst. Sec. 4-28-09 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date Business Filings Incorporated

This form must be accompanied by appropriate fees.

MAXWAY INDUSTRIES, INC.

ARTICLES OF INCORPORATION

(PURSUANT TO NRS CHAPTER 78)

4. Names and Addresses of the Board of Directors/Trustees:

(3) Jinhua Jiang

Room 1703, No.99 Shu Guang South Road, Yuhua Disctrict,
Changsha, Hunan, China, Postal Code: 410001

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **MAXWAY INDUSTRIES, INC.**, did on April 28, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 6, 2009.

ROSS MILLER
Secretary of State

Certified By: Sandra Kraatz
Certificate Number: C20090504-0677
You may verify this certificate
online at **http://www.nvsos.gov/**